Exhibit 10.17

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE AND SHALL AT ALL TIMES BE AND REMAIN SUBORDINATED IN RIGHT OF PAYMENT TO AND IN FAVOR OF THE SENIOR NOTES, TO THE EXTENT SET FORTH IN THE SUBORDINATION AGREEMENT (AS DEFINED BELOW); AND THE HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG BORROWER, LENDER, THE COLLATERAL AGENT PARTY THERETO, AND THE SEVERAL HOLDERS OF SENIOR NOTES PARTY THERETO FROM TIME TO TIME (THE “SUBORDINATION AGREEMENT”).

Secured Note

FOR VALUE RECEIVED, Herbal Brands, Inc., a Delaware corporation (“Borrower”), promises to pay Rock Cliff Capital LLC, (“Lender”), on or before May 3, 2023, Eight Million Five Hundred Thousand Dollars ($8,500,000.00) in accordance with and subject to the provisions of the Loan Agreement referred to below.

Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates set forth in the Loan and Security Agreement, dated as of May 3, 2019 (as may be amended, supplemented or otherwise modified, the “Loan Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among HERBAL BRANDS, INC., as Borrower and the Lender.

This Note is one of the Notes issued pursuant to and entitled to the benefits of the Loan Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds as set forth in Section 1.4 of the Loan Agreement.

This Note is subject to prepayment at the option of Borrower as provided in Section 1.6(a) of the Loan Agreement, mandatory prepayment as set forth in Section 1.6(b) of the Loan Agreement and a back-end fee as set forth in Section 1.6(c) of the Loan Agreement.

Upon the occurrence and during the continuance of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Loan Agreement.

No reference herein to the Loan Agreement and no provision of this Note or the Loan Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder (except as expressly provided in the Loan Agreement).

This Note is a Loan Document.

Borrower’s obligations due under this Note are (i) guaranteed by Parent pursuant to the Guaranty (as defined in the Loan Agreement) (ii) secured by a first-ranking security interest in (a) the Collateral (as defined in the Loan Agreement) in which Borrower has granted a Lien to Lender and (b) the Collateral (as defined in the Pledge Agreement) in which Holdings has granted a Lien to Lender.

[Signature page follows.]

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

HERBAL BRANDS, INC.

By:	/s/ Kyle Detwiler
Name:	Kyle Detwiler
Title:	President

[Signature Page to Note]